Media Contacts:
Joyce Carcaise
Intersections Inc.
Tel: 703-488-6100
jcarcaise@intersections.com

Investor Relations:
Eric Miller
Intersections Inc.
Tel: 703-488-6100
emiller@intersections.com

Sterling Infosystems:
Jared Kreiner
Debra Berliner
G. S. Schwartz & Co.
Tel: 212-725-4500

INTERSECTIONS INC. DIVESTS BACKGROUND SCREENING SEGMENT

 Cash purchase by Sterling Infosystems, Inc. completed July 19, 2010

CHANTILLY, VA, JULY 22, 2010 – Intersections Inc. (NASDAQ: INTX), a leading provider of consumer and corporate identity  risk management services, based in Chantilly, Virginia, today announced the sale of Screening International LLC to Sterling Infosystems, Inc. , a leading New York based provider of employment and background screening services.  Sterling Infosystems acquired 100 percent of the membership interests of Screening International for an aggregate purchase price of $15 million plus adjustments of approximately $1.2 million for working capital and other items.   The sale is subject to customary representations, warranties, indemnifications, escrow and a further post-closing working capital adjustment.   Signal Hill Capital Group represented Intersections Inc. in connection with the sale.

“The recent economic turmoil highlighted a significant difference between the performance of our background screening segment and our core consumer products and services segment.  We generate significant cashflow in our core business which is not fully appreciated by the investment community, in part because of the investments we have made in Screening International.  We believe our shareholders’ interests are best served by focusing our attention on generating cashflow from our core business,” said John Scanlon Chief Operating Officer, Intersections Business Services.   “At the same time, we believe Screening International clients will benefit from the scale and focus of Sterling Infosystems in the pre-employment screening business.”

According to Bill Greenblatt, president of Sterling Infosystems, “For over 25 years, Screening International has provided services that enhance the safety, security and efficiency of the workplace.  Screening International’s clients can expect the same high quality of service moving forward, as well as a seamless transition and enhanced risk management services that will offer tremendous new benefits.  We expect key employees of Screening International, including its President, Scott Smith, to remain in place and continue to provide their expertise and services to existing clients.”

Statements in this release relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements.” Those forward-looking statements involve known and unknown risks and are subject to change based on various factors and uncertainties that may cause actual results to differ materially from those expressed or implied by those statements. Factors and uncertainties that may cause actual results to differ include, but are not limited to, the risks disclosed in the company’s filings with the U.S. Securities and Exchange Commission. The company undertakes no obligation to revise or update any forward-looking statements.

About Intersections (www.intersections.com)

Intersections Inc. (NASDAQ: INTX - News) is a leading provider of consumer and corporate identity risk management services. Its premier identity theft, privacy, and consumer solutions are designed to provide high-value opportunities to its marketing partners, including leading financial institutions, Fortune 100 corporations, and other businesses. Intersections also markets full identity theft protection solutions under its brand, Identity Guard® www.identityguard.com.  Intersections' consumer identity theft protection services have protected more than 30 million consumers.

About Sterling Infosystems (www.sterlinginfosystems.com)
Sterling Infosystems, Inc. is a leading New York-based technology firm providing employment and student screening services, corporate due diligence and background investigation services, occupational health services, and employment related business tax consulting services in the United States and 200 countries around the world.  More than 7,500 companies trust Sterling to provide them with high quality, reliable data on which they base hiring, continued employment and admission decisions.  With offices in most major cities in the U.S., Sterling’s clients range from leading Fortune 500 firms to small and medium sized businesses.  Sterling’s industry-leading CourtDirect technology allows it to provide services faster, better and more cost effectively than other providers.

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